Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Carla Burigatto
(856) 342-6081	(856) 342-3737
ken_gosnell@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS THIRD-QUARTER RESULTS

•	As Reported Sales and Organic Sales Decreased 2 Percent

•	As Reported Earnings Before Interest and Taxes (EBIT) Decreased 6 Percent, As Reported Earnings Per Share (EPS) of $0.59 Increased 4 Percent

•	Adjusted EBIT Decreased 5 Percent

•	Adjusted EPS of $0.65 Decreased 2 Percent

•	Campbell Raises Adjusted EPS Guidance Range, Now Expects Adjusted EPS Growth of +11 to +13 Percent, or $2.93 to $3.00 Per Share

CAMDEN, N.J., May 20, 2016-Campbell Soup Company (NYSE:CPB) today reported its third-quarter results for fiscal 2016.

	Three Months Ended			Nine Months Ended
($ in millions, except per share)
	May 1, 2016	May 3, 2015	% Change	May 1, 2016	May 3, 2015	% Change
Net Sales
As Reported (GAAP)	$1,870	$1,900	(2)%	$6,274	$6,389	(2)%
Organic			(2)%			(1)%
Earnings Before Interest and Taxes
As Reported (GAAP)	$268	$285	(6)%	$997	$1,011	(1)%
Adjusted	$312	$329	(5)%	$1,214	$1,055	15%
Diluted Earnings Per Share
As Reported (GAAP)	$0.59	$0.57	4%	$2.07	$2.07	—%
Adjusted	$0.65	$0.66	(2)%	$2.48	$2.15	15%

Note: A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Denise Morrison, Campbell’s President and Chief Executive Officer, said, “Despite what continues to be a very challenging consumer environment, Campbell remains focused on becoming a leaner,

more effective and efficient company. We’re unsatisfied with our third-quarter organic sales growth, which was largely due to a weaker U.S. soup season, some challenges in V8 beverages and a weather-related disruption to our fresh carrot supply. Importantly, we understand the factors affecting our top-line performance and are addressing them. Year-to-date organic sales are down slightly. We expect organic sales to grow in the fourth quarter and next fiscal year, behind more robust innovation and marketing. Third-quarter adjusted EBIT declined, but was better than expected. Our year-to-date adjusted EBIT increase of 15 percent reflects our improved gross margin performance and the benefits of our three-year cost savings program and organization redesign.

“Today we updated our guidance, raising our outlook for adjusted EPS. We continue to stay focused on driving sustainable, profitable net sales growth and creating shareholder value.”

Third-Quarter Results
Sales decreased 2 percent to $1.870 billion driven by a decline in organic sales and the adverse impact of currency translation, partly offset by the benefit from the acquisition of Garden Fresh Gourmet. Organic sales decreased 2 percent driven by lower volume and higher promotional spending, partly offset by higher selling prices.

Gross margin decreased from 35.9 percent to 35.3 percent. Excluding items impacting comparability, adjusted gross margin increased 0.4 points. The increase in adjusted gross margin was primarily driven by productivity improvements and higher selling prices, partially offset by higher supply chain costs and inflation, as well as higher promotional spending. The increase in supply chain costs was primarily driven by higher carrot costs in the quarter due to the adverse impact of weather conditions on crop yields.

Marketing and selling expenses increased 7 percent to $228 million. Excluding items impacting comparability, adjusted marketing and selling expenses increased 5 percent to $219 million primarily due to higher advertising and consumer promotion expenses. Administrative expenses increased 8 percent to $154 million. Excluding items impacting comparability, adjusted administrative expenses increased 4 percent to $132 million primarily due to higher incentive compensation costs, as well as inflation, an increase in costs to support long-term innovation and the acquisition of Garden Fresh Gourmet, partly offset by the benefits from cost savings initiatives.

EBIT decreased 6 percent to $268 million. Excluding items impacting comparability, adjusted EBIT decreased 5 percent to $312 million reflecting higher advertising and consumer promotion expenses, higher administrative expenses and lower volumes, partly offset by a higher gross margin percentage.

Net interest expense of $28 million was comparable to the prior year. The tax rate decreased 7.5 percentage points to 22.9 percent. Excluding items impacting comparability, the adjusted tax rate decreased 3.1 percentage points to 28.5 percent primarily due to lower taxes on foreign earnings, partly offset by the geographic mix of earnings.

Nine-Month Results
Sales decreased 2 percent to $6.274 billion driven by the adverse impact of currency translation and a decline in organic sales, partly offset by the benefit from the acquisition of Garden Fresh Gourmet. Organic sales decreased 1 percent driven by lower volume, partly offset by higher selling prices.

EBIT decreased 1 percent to $997 million. Excluding items impacting comparability, adjusted EBIT increased 15 percent to $1.214 billion reflecting a higher adjusted gross margin percentage and the benefits from cost savings initiatives, partly offset by higher incentive compensation costs, the adverse impact of currency translation and volume declines.

Net interest expense increased $5 million to $83 million reflecting higher average interest rates on the debt portfolio. The tax rate decreased 0.9 percentage points to 29.5 percent. Excluding items impacting comparability, the adjusted tax rate increased 1.0 percentage point to 31.8 percent. This increase was primarily due to the geographic mix of earnings, and lapping the favorable resolution of an intercompany pricing agreement between the U.S. and Canada in the prior year, partly offset by lower taxes on foreign earnings.

Cash flow from operations increased to $1.183 billion from $971 million a year ago primarily due to higher cash earnings and lower working capital requirements.

Fiscal 2016 Guidance
Campbell has updated its fiscal 2016 guidance. Campbell expects sales to change by -1 to 0 percent (unchanged from previous guidance); adjusted EBIT to grow by 11 to 13 percent

(previously 10 to 13 percent); and adjusted EPS to grow by 11 to 13 percent (previously 9 to 12 percent), or $2.93 to $3.00 per share. This guidance includes an estimated 2 percentage-point negative impact from currency translation, as well as the impact of the Garden Fresh Gourmet acquisition.

	Fiscal 2015 Results	Estimated Currency Translation Impact	Garden Fresh Gourmet Acquisition	Revised 2016 Guidance
($ in millions, except per share)

Net Sales	$8,082	-2 pts	+1 pt	-1 to 0%

Adjusted EBIT	$1,316*	-2 pts	+1 pt	+11 to +13%**

Adjusted EPS	$2.65*	-2 pts	—	+11 to +13%**
		-$0.06		$2.93 to $3.00**

* Adjusted - see non-GAAP reconciliation.
** A non-GAAP reconciliation is not provided for 2016 guidance since certain items are not estimable, such as pension and postretirement benefit mark-to-market adjustments, and these items are not considered to be part of the company's ongoing business results.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended May 1, 2016
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$999	$608	$263	$1,870

Volume and Mix	(2)%	—%	(2)%	(2)%
Price and Sales Allowances	1%	1%	—%	1%
Promotional Spending	(1)%	(2)%	(2)%	(1)%
Organic Net Sales	(2)%	(1)%	(4)%	(2)%
Currency	(1)%	(2)%	—%	(1)%
Acquisitions	—%	—%	10%	1%
% Change vs. Prior Year	(3)%	(2)%*	6%	(2)%

Segment Operating Earnings	$225	$86	$13
% Change vs. Prior Year	1%	(8)%	(28)%
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

Nine Months Ended May 1, 2016
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$3,538	$1,942	$794	$6,274

Volume and Mix	(3)%	—%	(1)%	(2)%
Price and Sales Allowances	2%	1%	—%	1%
Promotional Spending	—%	—%	(1)%	—%
Organic Net Sales	(1)%	1%	(2)%	(1)%
Currency	(1)%	(5)%	—%	(2)%
Acquisitions	—%	—%	10%	1%
% Change vs. Prior Year	(3)%*	(4)%	8%	(2)%

Segment Operating Earnings	$878	$341	$52
% Change vs. Prior Year	15%	11%	30%
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

Americas Simple Meals and Beverages
Sales decreased 3 percent in the quarter to $999 million. Excluding the negative impact of currency translation, segment sales decreased 2 percent driven by declines in soup and V8 beverages, partly offset by gains in Prego pasta sauces and Plum products. U.S. soup sales decreased 5 percent driven by declines in ready-to-serve and condensed soups, partly offset by gains in broth.

Segment operating earnings increased 1 percent to $225 million. The increase was primarily driven by a higher gross margin percentage, partly offset by lower volumes and increased marketing and selling expenses.

Global Biscuits and Snacks
Sales decreased 2 percent in the quarter to $608 million. Excluding the negative impact of currency translation, segment sales decreased 1 percent driven by declines in Kelsen, partly offset by gains in Pepperidge Farm Goldfish crackers, and soups and beverages in Australia. Excluding the negative impact of currency translation, sales of Arnott’s biscuits were comparable to the prior year with gains in Indonesia offset by declines in sweet biscuit varieties in Australia.

Segment operating earnings declined 8 percent to $86 million. The decrease was primarily driven by higher incentive compensation costs and the negative impact of currency translation.

Campbell Fresh
Sales increased 6 percent in the quarter to $263 million. Excluding the impact from the acquisition of Garden Fresh Gourmet, segment sales declined 4 percent reflecting lower sales in carrots, partly offset by gains in Bolthouse Farms premium refrigerated beverages and salad dressings.

Segment operating earnings decreased 28 percent to $13 million. The decrease in operating earnings was primarily driven by higher carrot costs, partly offset by productivity improvements.

Sales and costs of carrots were negatively impacted in the quarter by the adverse impact of weather conditions on crop yields.

Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $54 million compared to $40 million in the prior year. The current quarter included $54 million of charges related to a pension benefit mark-to-market adjustment and $13 million of charges related to the implementation of the new organizational structure and cost savings initiatives. The current quarter also included a $25 million gain from the settlement of a claim related to the Kelsen acquisition. The prior-year quarter included $26 million of charges related to a pension and postretirement benefit mark-to-market adjustment and $9 million of charges related to the implementation of the new organizational structure and cost savings initiatives. The remaining increase in expenses was primarily related to higher incentive compensation costs.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Daylight Time. To join, dial +1 (703) 639-1316. The conference ID is 1670608. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, is available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on June 3, 2016, at +1 (703) 925-2533. The access code for the replay is 1670608.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by our iconic Campbell’s brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens and Garden Fresh Gourmet. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS guidance for fiscal 2016, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage changes to its organizational structure and/or business processes; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products; (5) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (6) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (7) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (8) the impact of business portfolio changes; (9) the uncertainties of litigation and regulatory actions against the company; (10) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (11) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, natural disasters or other calamities; and (12) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	May 1, 2016	May 3, 2015
Net sales	$1,870	$1,900
Costs and expenses
Cost of products sold	1,210	1,218
Marketing and selling expenses	228	213
Administrative expenses	154	142
Research and development expenses	31	30
Other expenses / (income)	(23)	3
Restructuring charges	2	9
Total costs and expenses	1,602	1,615
Earnings before interest and taxes	268	285
Interest, net	28	28
Earnings before taxes	240	257
Taxes on earnings	55	78
Net earnings	185	179
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$185	$179
Per share - basic
Net earnings attributable to Campbell Soup Company	$.60	$.58
Dividends	$.312	$.312
Weighted average shares outstanding - basic	309	311
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.59	$.57
Weighted average shares outstanding - assuming dilution	311	312

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented. The company excludes the impact of the mark-to-market adjustments resulting from these accounting changes in evaluating performance. In the third quarter of fiscal 2016, the company incurred losses of $54 in Costs and expenses ($34 after tax, or $.11 per share) due to mark-to-market adjustments. In the third quarter of fiscal 2015, the company incurred losses of $26 in Costs and expenses ($16 after tax, or $.05 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the third quarter of fiscal 2016, the company recorded Restructuring charges of $2 and implementation costs and other related costs of $13 in Administrative expenses related to these initiatives (aggregate impact of $9 after tax, or $.03 per share). In the third quarter of fiscal 2015, the company recorded Restructuring charges of $9 and implementation costs of $9 in Administrative expenses related to these initiatives (aggregate impact of $11 after tax, or $.04 per share).

In the third quarter of fiscal 2016, the company recorded a gain of $25 in Other expenses/(income) ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	May 1, 2016	May 3, 2015
Net sales	$6,274	$6,389
Costs and expenses
Cost of products sold	4,040	4,169
Marketing and selling expenses	677	695
Administrative expenses	456	408
Research and development expenses	86	83
Other expenses / (income)	(14)	14
Restructuring charges	32	9
Total costs and expenses	5,277	5,378
Earnings before interest and taxes	997	1,011
Interest, net	83	78
Earnings before taxes	914	933
Taxes on earnings	270	284
Net earnings	644	649
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$644	$649
Per share - basic
Net earnings attributable to Campbell Soup Company	$2.08	$2.07
Dividends	$.936	$.936
Weighted average shares outstanding - basic	309	313
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$2.07	$2.07
Weighted average shares outstanding - assuming dilution	311	314

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented. The company excludes the impact of the mark-to-market adjustments resulting from these accounting changes in evaluating performance. In fiscal 2016, the company incurred losses of $175 in Costs and expenses ($110 after tax, or $.35 per share) due to mark-to-market adjustments. In fiscal 2015, the company incurred losses of $26 in Costs and expenses ($16 after tax, or $.05 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In fiscal 2016, the company recorded Restructuring charges of $35 and implementation costs and other related costs of $35 in Administrative expenses related to these initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to Restructuring charges of $3 related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $42, or $.14 per share. In fiscal 2015, the company recorded Restructuring charges of $9 and implementation costs of $9 in Administrative expenses related to the fiscal 2015 initiatives (aggregate impact of $11 after tax, or $.04 per share).

In the third quarter of fiscal 2016, the company recorded a gain of $25 in Other expenses/(income) ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	May 1, 2016	May 3, 2015	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$999	$1,030	(3)%
Global Biscuits and Snacks	608	623	(2)%
Campbell Fresh	263	247	6%
Total sales	$1,870	$1,900	(2)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$225	$223	1%
Global Biscuits and Snacks	86	93	(8)%
Campbell Fresh	13	18	(28)%
Total operating earnings	324	334	(3)%
Unallocated corporate expenses	54	40
Restructuring charges	2	9
Earnings before interest and taxes	268	285	(6)%
Interest, net	28	28
Taxes on earnings	55	78
Net earnings	185	179	3%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$185	$179	3%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.59	$.57	4%

In fiscal 2016, the company modified its segment reporting as a result of changes in the management of the business. In addition, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. In fiscal 2016, the company also modified its method of allocating pension and postretirement benefit costs to reportable segments. Through fiscal 2015, the company included all components of benefit expense in measuring segment performance. In fiscal 2016, service cost is allocated to segments. All other components of expense, including interest cost, expected return on assets, and recognized actuarial gains and losses, are reflected in Unallocated corporate expenses and not included in segment operating results. The changes in segment reporting and accounting policies have been retrospectively applied to all periods presented.

In the third quarter of fiscal 2016, the company incurred losses of $54 in Unallocated corporate expenses ($34 after tax, or $.11 per share) due to mark-to-market adjustments. In the third quarter of fiscal 2015, the company incurred losses of $26 in Unallocated corporate expenses ($16 after tax, or $.05 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the third quarter of fiscal 2016, the company recorded Restructuring charges of $2 and implementation costs and other related costs of $13 in Unallocated corporate expenses related to these initiatives (aggregate impact of $9 after tax, or $.03 per share). In the third quarter of fiscal 2015, the company recorded Restructuring charges of $9 and implementation costs of $9 in Unallocated corporate expenses related to these initiatives (aggregate impact of $11 after tax, or $.04 per share).

In the third quarter of fiscal 2016, the company recorded a gain of $25 in Unallocated corporate expenses ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	May 1, 2016	May 3, 2015	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$3,538	$3,641	(3)%
Global Biscuits and Snacks	1,942	2,014	(4)%
Campbell Fresh	794	734	8%
Total sales	$6,274	$6,389	(2)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$878	$765	15%
Global Biscuits and Snacks	341	306	11%
Campbell Fresh	52	40	30%
Total operating earnings	1,271	1,111	14%
Unallocated corporate expenses	242	91
Restructuring charges	32	9
Earnings before interest and taxes	997	1,011	(1)%
Interest, net	83	78
Taxes on earnings	270	284
Net earnings	644	649	(1)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$644	$649	(1)%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$2.07	$2.07	—%

In fiscal 2016, the company modified its segment reporting as a result of changes in the management of the business. In addition, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. In fiscal 2016, the company also modified its method of allocating pension and postretirement benefit costs to reportable segments. Through fiscal 2015, the company included all components of benefit expense in measuring segment performance. In fiscal 2016, service cost is allocated to segments. All other components of expense, including interest cost, expected return on assets, and recognized actuarial gains and losses, are reflected in Unallocated corporate expenses and not included in segment operating results. The changes in segment reporting and accounting policies have been retrospectively applied to all periods presented.

In fiscal 2016, the company incurred losses of $175 in Unallocated corporate expenses ($110 after tax, or $.35 per share) due to mark-to-market adjustments. In fiscal 2015, the company incurred losses of $26 in Unallocated corporate expenses ($16 after tax, or $.05 per share) due to mark-to-market adjustments.

In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In fiscal 2016, the company recorded Restructuring charges of $35 and implementation costs and other related costs of $35 in Unallocated corporate expenses related to these initiatives. In the second quarter of fiscal 2016, the company also recorded a reduction to Restructuring charges of $3 related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $42, or $.14 per share. In fiscal 2015, the company recorded Restructuring charges of $9 and implementation costs of $9 in Unallocated corporate expenses related to the fiscal 2015 initiatives (aggregate impact of $11 after tax, or $.04 per share).

In the third quarter of fiscal 2016, the company recorded a gain of $25 in Unallocated corporate expenses ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	May 1, 2016	May 3, 2015
Current assets	$2,042	$1,899
Plant assets, net	2,371	2,292
Intangible assets, net	3,574	3,414
Other assets	94	151
Total assets	$8,081	$7,756
Current liabilities	$2,377	$2,325
Long-term debt	2,552	2,553
Other liabilities	1,478	1,315
Total equity	1,674	1,563
Total liabilities and equity	$8,081	$7,756
Total debt	$3,686	$3,785
Cash and cash equivalents	$383	$230

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Nine Months Ended
	May 1, 2016	May 3, 2015
Cash flows from operating activities:
Net earnings	$644	$649
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	32	9
Stock-based compensation	50	46
Pension and postretirement benefit expense	167	9
Depreciation and amortization	228	223
Deferred income taxes	4	28
Other, net	2	15
Changes in working capital
Accounts receivable	5	19
Inventories	172	109
Prepaid assets	7	11
Accounts payable and accrued liabilities	(87)	(110)
Receipts from hedging activities	5	11
Other	(46)	(48)
Net cash provided by operating activities	1,183	971
Cash flows from investing activities:
Purchases of plant assets	(225)	(242)
Sales of plant assets	5	9
Other, net	(14)	(7)
Net cash used in investing activities	(234)	(240)
Cash flows from financing activities:
Net short-term repayments	(425)	(233)
Long-term borrowings	—	300
Repayments of notes payable	—	(300)
Dividends paid	(294)	(297)
Treasury stock purchases	(118)	(192)
Treasury stock issuances	2	9
Excess tax benefits on stock-based compensation	7	5
Other, net	—	(3)
Net cash used in financing activities	(828)	(711)
Effect of exchange rate changes on cash	9	(22)
Net change in cash and cash equivalents	130	(2)
Cash and cash equivalents — beginning of period	253	232
Cash and cash equivalents — end of period	$383	$230

In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. These changes in accounting policy have been retrospectively applied to all periods presented.

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended May 1, 2016
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Organic Net Sales
The company believes that organic net sales, which exclude the impact of currency and acquisitions, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	May 1, 2016				May 3, 2015	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$999	$7	$—	$1,006	$1,030	(3)%	(2)%
Global Biscuits and Snacks	608	10	—	618	623	(2)%	(1)%
Campbell Fresh	263	—	(25)	238	247	6%	(4)%
Total Net Sales	$1,870	$17	$(25)	$1,862	$1,900	(2)%	(2)%

Nine Months Ended
	May 1, 2016				May 3, 2015	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$3,538	$51	$—	$3,589	$3,641	(3)%	(1)%
Global Biscuits and Snacks	1,942	97	—	2,039	2,014	(4)%	1%
Campbell Fresh	794	—	(76)	718	734	8%	(2)%
Total Net Sales	$6,274	$148	$(76)	$6,346	$6,389	(2)%	(1)%

Items Impacting Gross Margin and Earnings
The company believes that financial information excluding certain items that are not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its gross margin and earnings results excluding these transactions.

The following items impacted gross margin and/or earnings:

(1)
In fiscal 2016, the company changed the method of accounting for the recognition of actuarial gains and losses for defined benefit pension and postretirement plans and the calculation of expected return on pension plan assets. Historically, actuarial gains and losses associated with benefit obligations were recognized in Accumulated other comprehensive loss in the Consolidated Balance Sheets and were amortized into earnings over the remaining service life of participants to the extent that the amounts were in excess of a corridor. Under the new policy, actuarial gains and losses will be recognized immediately in the Consolidated Statements of Earnings as of the measurement date, which is typically the end of the fiscal year, or more frequently if an interim remeasurement is required. In addition, the company will no longer use a market-related value of plan assets, which is an average value, to determine the expected return on assets but rather will use the fair value of plan assets. The company excludes the impact of the mark-to-market adjustments resulting from these accounting changes in evaluating performance. These changes in accounting policy have been retrospectively applied to all periods presented. In the third quarter of fiscal 2016, the company incurred losses of $54 million in Costs and expenses ($34 million after tax, or $.11 per share) due to mark-to-market adjustments. Year-to-date, the company incurred losses of $175 million in Costs and expenses ($110 million after tax, or $.35 per share) due to mark-to-market adjustments. In the third quarter and nine-month period of fiscal 2015, the company incurred losses of $26 million in Costs and expenses ($16 million after tax, or $.05 per share). For the year ended August 2, 2015, the company incurred losses of $138 million in Costs and expenses ($87 million after tax, or $.28 per share) due to mark-to-market adjustments.

(2)
In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the third quarter of fiscal 2016, the company recorded Restructuring charges of $2 million and implementation costs and other related costs of $13 million in Administrative expenses related to these initiatives (aggregate impact of $9 million after tax, or $.03 per share). Year-to-date, the company recorded Restructuring charges of $35 million and implementation costs and other related costs of $35 million in Administrative expenses related to the fiscal 2015 initiatives. The company also recorded a reduction to Restructuring charges of $3 million related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $42 million, or $.14 per share. In the third quarter and nine-month period of fiscal 2015, the company recorded Restructuring charges of $9 million and implementation costs of $9 million in Administrative expenses related to the fiscal 2015 initiatives (aggregate impact of $11 million after tax, or $.04 per share). For the year ended August 2, 2015, the company recorded Restructuring charges of $102 million and implementation costs of $22 million in Administrative expenses related to the fiscal 2015 initiatives (aggregate impact of $78 million after tax, or $.25 per share).

(3)	In the third quarter of fiscal 2016, the company recorded a gain of $25 million in Other expenses/(income) ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

	Three Months Ended
	May 1, 2016			May 3, 2015
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$660	$32	$692	$682	$14	$696	(1)%
Gross margin percentage	35.3%		37.0%	35.9%		36.6%
Marketing and selling expenses	228	(9)	219	213	(4)	209
Administrative expenses	154	(22)	132	142	(15)	127
Research and development expenses	31	(4)	27	30	(2)	28
Other expenses / (income)	(23)	25	2	3	—	3
Restructuring charges	2	(2)	—	9	(9)	—
Earnings before interest and taxes	$268	$44	$312	$285	$44	$329	(5)%
Interest, net	28	—	28	28	—	28
Earnings before taxes	$240	$44	$284	$257	$44	$301
Taxes	55	26	81	78	17	95
Effective income tax rate	22.9%		28.5%	30.4%		31.6%
Net earnings attributable to Campbell Soup Company	$185	$18	$203	$179	$27	$206	(1)%
Diluted net earnings per share attributable to Campbell Soup Company	$.59	$.06	$.65	$.57	$.09	$.66	(2)%
(a)See following table for additional information.

	Three Months Ended
	May 1, 2016				May 3, 2015
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Claim settlement (3)	Adjustments	Mark-to-market (1)	Restructuring charges and implementation costs (2)	Adjustments
Gross margin	$32	$—	$—	$32	$14	$—	$14
Marketing and selling expenses	(9)	—	—	(9)	(4)	—	(4)
Administrative expenses	(9)	(13)	—	(22)	(6)	(9)	(15)
Research and development expenses	(4)	—	—	(4)	(2)	—	(2)
Other expenses / (income)	—	—	25	25	—	—	—
Restructuring charges	—	(2)	—	(2)	—	(9)	(9)
Earnings before interest and taxes	$54	$15	$(25)	$44	$26	$18	$44
Interest, net	—	—	—	—	—	—	—
Earnings before taxes	$54	$15	$(25)	$44	$26	$18	$44
Taxes	20	6	—	26	10	7	17
Net earnings attributable to Campbell Soup Company	$34	$9	$(25)	$18	$16	$11	$27
Diluted net earnings per share attributable to Campbell Soup Company	$.11	$.03	$(.08)	$.06	$.05	$.04	$.09

	Nine Months Ended
	May 1, 2016			May 3, 2015
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,234	$113	$2,347	$2,220	$14	$2,234	5%
Gross margin percentage	35.6%		37.4%	34.7%		35.0%
Marketing and selling expenses	677	(26)	651	695	(4)	691
Administrative expenses	456	(61)	395	408	(15)	393
Research and development expenses	86	(10)	76	83	(2)	81
Other expenses / (income)	(14)	25	11	14	—	14
Restructuring charges	32	(32)	—	9	(9)	—
Earnings before interest and taxes	$997	$217	$1,214	$1,011	$44	$1,055	15%
Interest, net	83	—	83	78	—	78
Earnings before taxes	$914	$217	$1,131	$933	$44	$977
Taxes	270	90	360	284	17	301
Effective income tax rate	29.5%		31.8%	30.4%		30.8%
Net earnings attributable to Campbell Soup Company	$644	$127	$771	$649	$27	$676	14%
Diluted net earnings per share attributable to Campbell Soup Company*	$2.07	$.41	$2.48	$2.07	$.09	$2.15	15%
(a)See following table for additional information.
*The sum of the individual per share amounts may not add due to rounding.

	Nine Months Ended
	May 1, 2016				May 3, 2015
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Claim settlement (3)	Adjustments	Mark-to-market (1)	Restructuring charges and implementation costs (2)	Adjustments
Gross margin	$113	$—	$—	$113	$14	$—	$14
Marketing and selling expenses	(26)	—	—	(26)	(4)	—	(4)
Administrative expenses	(26)	(35)	—	(61)	(6)	(9)	(15)
Research and development expenses	(10)	—	—	(10)	(2)	—	(2)
Other expenses / (income)	—	—	25	25	—	—	—
Restructuring charges	—	(32)	—	(32)	—	(9)	(9)
Earnings before interest and taxes	$175	$67	$(25)	$217	$26	$18	$44
Interest, net	—	—	—	—	—	—	—
Earnings before taxes	$175	$67	$(25)	$217	$26	$18	$44
Taxes	65	25	—	90	10	7	17
Net earnings attributable to Campbell Soup Company	$110	$42	$(25)	$127	$16	$11	$27
Diluted net earnings per share attributable to Campbell Soup Company	$.35	$.14	$(.08)	$.41	$.05	$.04	$.09

Year Ended
(millions, except per share amounts)	August 2, 2015
Gross margin, as reported	$2,782
Add: Pension and postretirement benefit mark-to-market adjustments (1)	80
Adjusted Gross margin	$2,862
Adjusted Gross margin percentage	35.4%
Earnings before interest and taxes, as reported	$1,054
Add: Total pension and postretirement benefit mark-to-market adjustments (1)	138
Add: Restructuring charges and implementation costs (2)	124
Adjusted Earnings before interest and taxes	$1,316
Interest, net, as reported	$105
Adjusted Earnings before taxes	$1,211
Taxes on earnings, as reported	$283
Add: Tax benefit from total pension and postretirement benefit mark-to-market adjustments (1)	51
Add: Tax benefit from restructuring charges and implementation costs (2)	46
Adjusted Taxes on earnings	$380
Adjusted effective income tax rate	31.4%
Net earnings attributable to Campbell Soup Company, as reported	$666
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	87
Add: Net adjustment from restructuring charges and implementation costs (2)	78
Adjusted Net earnings attributable to Campbell Soup Company	$831
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.13
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	.28
Add: Net adjustment from restructuring charges and implementation costs (2)	.25
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.65
*The sum of the individual per share amounts may not add due to rounding.